Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Based on my knowledge, I, Marc Benioff, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of salesforce.com, inc. on Form 10-K for the fiscal year ended January 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of salesforce.com, inc.

March 5, 2015	/s/ MARC BENIOFF
Marc Benioff
Chairman of the Board of Directors and Chief Executive Officer
Based on my knowledge, I, Mark Hawkins, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of salesforce.com, inc. on Form 10-K for the fiscal year ended January 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of salesforce.com, inc.

March 5, 2015	/s/ MARK HAWKINS
Mark Hawkins
Executive Vice President and Chief Financial Officer